UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 13, 2021
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2021, Genuine Parts Company announced that its Board of Directors appointed William P. Stengel ("Will") to the position of President of Genuine Parts Company effective January 15, 2021. Mr. Stengel, 43, was previously Executive Vice President and Chief Transformation Officer of Genuine Parts Company, a position he has held since joining the company in November of 2019.

Prior to joining Genuine Parts Company, Mr. Stengel worked for HD Supply, an Atlanta-based industrial distributor. From June of 2013 to October of 2018, he held positions with HD Supply Facilities Maintenance as President and Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, and Senior Vice President, Strategic Business Development and Investor Relations. Through his various roles at HD Supply, at various points, Mr. Stengel was responsible for end-to-end global supply chain and field support execution, strategic commercial functions (including e-commerce, information technology, merchandising and marketing), growth strategy, portfolio optimization and corporate development.

A copy of the press release announcing Mr. Stengel’s appointment is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 14, 2021
104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

January 15, 2021	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO